SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2002

PERFORMANCE FOOD GROUP COMPANY
(Exact name of registrant as specified in its charter)

Tennessee	0-22192	54-0402940
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 West Creek Parkway, Richmond, Virginia	23238
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (804) 484-7700

Not Applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

On August 14, 2002, the Company's Principal Executive Officer, C. Michael Gray, and Principal Financial Officer, Roger L. Boeve, submitted their statements under oath in response to the order of the Securities and Exchange Commission pursuant to Section 21(a)(1) of the Securities Exchange Act of 1934 (SEC File No. 4-460). A copy of each of these statements is attached hereto as Exhibits 99.1 and 99.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY

Date:	August 14, 2002	By:	/s/Roger L. Boeve
Roger L. Boeve
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

No.	Exhibit
99.1	Statement Under Oath of Principal Executive Officer dated August 13, 2002.
99.2	Statement Under Oath of Principal Financial Officer dated August 13, 2002